                                                                    Exhibit 10.2
                                                                    ------------


                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of May 19, 1998 (the "Agreement Date") between MFI PARTNERS, L.P, a Delaware limited partnership ("Seller"), and HUDSON HOTELS LIMITED PARTNERSHIP, L.P., a Virginia limited partnership ("Purchaser"), provides:


                    1.  DEFINITIONS:  RULES OF CONSTRUCTION
                    ---------------------------------------

     1.1.   DEFINITIONS.
            -----------

     The following terms shall have the indicated meanings:

     "Accounts Payable" means, to the extent related to the period prior to the
      ----------------
Closing, amounts payable by Seller (or by the Existing Manager, as manager on behalf of Seller), to trade creditors and the like for goods, materials or services provided at or to any of the Inns, including any prepayment of same for goods, materials or services not yet received.

     "Accounts Receivable" means, to the extent related to the period prior to
      -------------------
the Closing, any and all rents, deposits, guest room and other charges, and other sums owing to Seller that are in any way attributable to any of the Inns, including, without limitation, (a) amounts receivable in connection with the letting of rooms or the provision of services by Seller (or by the Existing Manager, as manager on behalf of Seller) at any of the Inns and (b) credit card charges to the extent they have not been submitted to the applicable credit card company.

     "Act of Bankruptcy" shall mean if a party hereto or any general partner
      -----------------
thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Properties, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

     "Assignment and Assumption Agreements" shall mean collectively, those
      ------------------------------------
certain assignment and assumption agreements whereby Seller (a) assigns and Purchaser assumes the Operating Agreements that have not been canceled at Purchaser's request and (b) assigns all of Seller's right, title and interest in and to the Intangible Personal Property (other than any Excluded Items) for each of the Properties, subject to the terms and conditions set forth hereinafter, which shall be without representation or warranty by Seller, except as provided in this Agreement.

     "Authorizations" shall mean, to the extent transferable by Seller, all
      --------------
licenses, franchises, certificates of occupancy, and other permits and approvals issued by any Governmental Body or third party and required for the ownership, operation and use of the Properties.

     "Bills of Sale" shall mean, collectively, those certain bills of sale
      -------------
conveying title to the Inventory, Tangible Personal Property, Intangible Personal Property and the Reservation System (other than any Excluded Items) to Purchaser or its designee for each of the Inns, which shall be without representation or warranty by Seller, except as provided in this Agreement.

     "Broker" shall mean The Plasencia Group.
      ------

     "Business Day" means any day other than a Saturday, Sunday or United States
      ------------
federal holiday.

     "Closing" shall mean the Closing of the purchase and sale of the Properties
      -------
pursuant to this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs as set forth
      ------------
in Section 6.1 of this Agreement.
   -----------

     "Deed" shall mean, collectively, those certain special or limited warranty
      ----
deeds conveying good, marketable and insurable title to the Real Properties from Seller to Purchaser, subject only to Permitted Title Exceptions for each of the Properties.

     "Deposit" shall mean each and all of the following which will be held by
      -------
the Escrow Agent and distributed in accordance with this Agreement: (i) One Million Two Hundred Thousand Dollars ($1,200,000) in cash which shall be deposited with the Escrow Agent upon the full execution hereof in accordance with Section 2.3 hereof (the "Initial Deposit") and (ii) Three Hundred Thousand
     -----------
($300,000) which will be deposited with Escrow Agent on or before the end of the Study Period in accordance with Section 2.3 hereof if this Agreement is
                                       -----------
not earlier terminated (the "Second Deposit").

     "Equipment Leases" means the leases of equipment and other personal
      ----------------
Properties located at, or used in the operation of, one or more of the Inns.

     "Escrow Agent" shall mean the Title Company.
      ------------

     "Excluded Items" shall have the meaning set forth in Section 2.2.
      --------------                                      -----------

     "Existing Franchise Agreements" means each of the franchise agreements
      -----------------------------
between any Seller and Marriott International relating to the operation of the Inns (or any of them) as a Fairfield Inn by Marriott hotel, together with any and all amendments thereto.

     "Existing Management Agreement" means each of the management agreements
      -----------------------------
between Seller and the Existing Manager related to the management of the Inns (or any of them), together with any and all amendments thereto.

     "Existing Manager" means Sage Hospitality Resources, L.L.C., a Delaware
      ----------------
limited partnership.

     "FIRPTA Certificate" shall mean the affidavit of Seller under Section 1445
      ------------------
of the Internal Revenue Code certifying that Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to Purchaser and Title Company.

     "Governmental Body" means any federal, state, municipal or other
      -----------------
governmental department, commission, board, bureau, agency or instrumentality.

     "Ground Leases" means all those certain ground leases listed on the
      -------------
attached and incorporated Exhibit A.
                          ---------

     "Improvements" shall mean all buildings, improvements, fixtures and real
      ------------
estate on the Sites, as to each of the Inns.

     "Inn" or "Inns" means, individually or collectively, as the context may
      ---      ----
require, the twenty six (26) Fairfield Inn by Marriott hotels listed on Exhibit
                                                                        -------
B.
-

     "Intangible Personal Property"  shall mean, to the extent transferrable by
      ----------------------------
Seller, all intangible personal property owned by Seller and used in connection with the ownership, operation or maintenance of the Properties including books and records, the Authorizations, any unpaid award for taking by condemnation and the share of the Room Ledger for the Inns determined under Section 6.6, but
                                                           -----------
excluding:  (a) any of the aforesaid rights Purchaser elects not to acquire or
(b) the Excluded Items.

     "Inventory" shall mean all "inventories of merchandise" and "inventories of
      ---------
supplies" (as defined in the Uniform System of Accounts, 8th Revised Edition,
1986) and similar consumable supplies for the Properties, which are owned by Seller and which shall be conveyed to Purchaser's designee, subject to the terms and conditions of this Agreement.

     "License" shall mean the Existing Franchise Agreements.
      -------

     "Marriott International" means Marriott International, Inc., a Delaware
      ----------------------
corporation, or Fairfield FMC Corporation, a Delaware corporation which is an affiliate or predecessor, as applicable, of Marriott International, Inc.

     "Marriott Consents" has the meaning set forth in Section 2.5(a).
      -----------------                               --------------

     "Operating Agreements" shall mean the management agreements, service
      --------------------
contracts, supply contracts, leases (including Equipment Leases) and other agreements with respect to the ownership, operation or maintenance of the Properties.

     "Owner's Title Policies" shall mean extended coverage owner's policies of
      ----------------------
title insurance issued to Purchaser by the Title Company in accordance with the Title Commitments; and when used in the singular, any of the Owner's Title Policies, as permitted or required by the context.

     "Permitted Title Exceptions" shall have the meaning set forth in Section
      --------------------------                                      -------
2.4(d).
------

     "Properties" shall mean collectively, the Inns, together with the Real
      ----------
Properties, the Inventory, the Tangible Personal Property, and the Intangible Personal Property.

     "Purchase Price" shall mean One Hundred Twenty Seven Million Five Hundred
      --------------
Thousand Dollars ($127,500,000), payable in the manner described in Section 6.3.
                                                                    -----------

     "Real Property" shall mean, collectively, all of  the Sites and all of the
      -------------
Improvements.

     "REIT" shall mean Hudson Hotels Trust, a Maryland real estate investment
      ----
trust.

     "Reservation System" shall mean Seller's reservation terminal and
      ------------------
reservation system equipment and software located at each of the Properties.

     "Room Ledger" shall mean the final night's room revenue (revenue from rooms
      -----------
occupied as of 12:01 a.m. on the Closing Date), including any sales taxes, room taxes or other taxes thereon for each of the Properties.

     "Seller's Security Documents" means all mortgages, deeds of trust, deeds to
      ---------------------------
secure debt, assignments, security agreements, financing statements and other documents securing any purchase money indebtedness of any Seller used to acquire one or more of the Inns or securing any other debt financing of any Seller.

     "Site" or "Sites" means, individually or collectively, as the context may
      ----      -----
require, the parcels of land on which the Inns are located identified on the attached and incorporated Exhibit C, including all right, title and interest of
                          ---------
Seller, if any, in and to all easements, rights and other interests appurtenant thereto. "Sites" do not include any of the Improvements.
           -----

     "Study Period" shall mean the period commencing at 9:00 a.m. on April 21,
      ------------
1998 and terminating at 5:00 p.m. on May 26, 1998.

     "Tangible Personal Property" shall mean all appliances, machinery, devices,
      --------------------------
fixtures, appurtenances, equipment, furniture, furnishings and articles of tangible personal property of every kind and nature whatsoever owned by Seller and located in or at, or used in connection with the ownership, operation or maintenance of, all or any of the Inns, except Excluded Items.

     "Title Company" shall mean Chicago Title Insurance Company c/o Mr.
      -------------
Christopher Clark.

     "Utilities" shall mean public sanitary and storm sewers, natural gas, cable
      ---------
television, telephone, public water facilities and electrical facilities necessary for the operation and occupancy of each of the Properties as Inns.

     1.2.   RULES OF CONSTRUCTION.
            ---------------------

     The following rules shall apply to the construction and interpretation of this Agreement:

     (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

     (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

     (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

                            2.   PURCHASE AND SALE
                            ----------------------

     2.1.   PURCHASE AND SALE.
            -----------------

     Seller agrees to sell and Purchaser agrees to purchase the Properties for the Purchase Price in accordance with the other terms and conditions set forth herein.

     2.2.   EXCLUDED ITEMS.
            --------------

     Seller shall not be obligated to sell to Purchaser, and Purchaser shall not be entitled or obligated to purchase, any of the following, all of which shall remain the sole and exclusive property of Seller, or the Existing Manager, as the case may be (collectively, the "Excluded Items"):
                                    --------------

            (a) Any right, title or interest in the name or signage containing the name "Marriott," "Fairfield Inn," "Fairfield Inn by Marriott," or "Marriott Fairfield Inns" and/or other marks used by Marriott International or their affiliates in their marketing, operations and systems programs in connection with the Marriott Fairfield Inns or other Marriott hotel systems and any and all goodwill related specifically thereto; provided, however, that nothing contained
                                       --------  -------
herein shall limit the right of Hudson Hotels Corporation or Purchaser to use such name, signage or marks to the extent permitted under any of the Existing Franchise Agreements from and after the date that Hudson Hotels Corporation or its subsidiary has become a permitted successor or assignee of Seller's rights thereunder and, in such case, Seller will convey such signage and other materials containing such marks to Hudson Hotels Corporation or its subsidiary.

            (b) Subject to Section 6.6 hereof, Accounts Payable or Accounts Receivable.

            (c) Cash, and all balances on deposit in the name of or to the credit of Seller (or Existing Manager for the benefit of Seller), and all cash equivalent investments; provided, however, that the foregoing shall not include
                        --------  -------
any cash held at any of the Inns in so-called "house banks" and\or as petty cash and\or any vending machine receipts relating to any of the Inns (together and singly House Banks"); and provided, further, that, in addition to the Purchase
       ----- -----        --------  -------
Price, Purchaser shall pay Seller in cash, at the Closing, an amount equal to all sums held in such House Banks and all vending machine receipts as of the Closing Date.

            (d) All deposits including without limitation, utility deposits.

            (e) All property owned by Seller, that is not normally located at the Inns and is used, but not used exclusively, in connection with the Inns, as set forth on Exhibit D.
             ---------

            (f) Insurance policies covering any of the Inns.

          (g) Existing Franchise Agreements together with any marketing material or other property containing the name "Marriott", "Fairfield Inn" or any combination thereof, or specifically licensed to Seller as a Fairfield Inn licensee of Licensor, unless Hudson Hotels Corporation or its subsidiary becomes a licensee of Licensor pursuant to the License or a new license for a Fairfield Inn issued by Licensor in which case Seller will assign the Existing Franchise Agreement to Hudson Hotels Corporation or its subsidiary and will convey such marketing material and other property containing such marks to Hudson Hotels Corporation or its subsidiary.

          (h) The Existing Management Agreement which Seller shall terminate at or prior to Closing, and all property of the Existing Manager dedicated to the Inns used at the Properties as set forth in Exhibit G attached hereto and made a
                                            ---------
part hereof.

          (i) Any confidential information of Seller or the Existing Manager, as identified by Seller and agreed to in writing by the parties to this Agreement prior to two (2) days after the expiration of the Review Period, but excepting any confidential information related to or reasonably necessary for Purchaser's ownership, operation or maintenance of the Properties or the business conducted on the Properties.

          (j) Books and records of Seller or the Existing Manager that do not pertain solely to the operation and management of one or more of the Inns.

          (k) Refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date.

          (l) prepaid insurance or other prepaid items including prepaid license and permit fees unless paid for by Purchaser.

          (m) any employee or personnel records maintained by the Existing Manager.

          (n) Any other information or materials that are reasonably considered by Seller, the Existing Manager, Marriott International or any of their affiliates to be proprietary (including, without limitation, business plans and reports, training manuals, legal manuals, security and loss prevention materials, and the like).

     2.3. DEPOSIT.
          -------

     Purchaser shall deliver the Initial Deposit to the Escrow Agent upon the full execution of this Agreement. Purchaser will deliver the Second Deposit to the Escrow Agent on or before the expiration of the Study Period, unless this Agreement is sooner terminated. The Deposit shall be placed into an interest bearing account and will be returned by the Escrow Agent to Purchaser (i) upon expiration of the Study Period, if Purchaser fails to notify Seller in writing pursuant to Section 2.4, that Purchaser elects to proceed to Closing, or (ii) in
            -----------
the event of a default by Seller
in accordance with Section 8.3. In the event of a default by Purchaser, the
                   -----------
Deposit shall, in accordance with Section 8.4 hereof, be delivered to Seller. At
                                  -----------
Closing the cash portion of the Deposit and any interest earned thereon will be paid to Seller and credited toward the Purchase Price.


     2.4. STUDY PERIOD.
          ------------

          (a) Documents to be Delivered by Seller. Seller has previously
              -----------------------------------
delivered to Purchaser true and complete copies of the documents listed on the attached and incorporated Exhibit E.

          (b) Purchaser shall have the right, until the expiration of the Study Period, and thereafter if Purchaser notifies Seller that Purchaser has elected to proceed to Closing in the manner described below, to enter upon the Real Properties and to perform, at Purchaser's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as Purchaser may deem appropriate. If such tests, studies and investigations warrant, in Purchaser's sole, absolute and unreviewable discretion, the purchase of the Properties for the purposes contemplated by Purchaser, then Purchaser may elect to proceed to Closing and shall so notify Seller before the expiration of the Study Period. If for any reason Purchaser does not so notify Seller of its determination to proceed to Closing before the expiration of the Study Period, or if Purchaser notifies Seller, in writing, before the expiration of the Study Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, the Deposit shall be returned to Purchaser and upon return of the Deposit, Purchaser shall be released from any further liability or obligation under this Agreement.

          (c) Purchaser shall indemnify and defend Seller against any loss, damage or claim arising from entry upon the Real Properties by Purchaser or any agents, contractors or employees of Purchaser. Purchaser, at its own expense, shall restore any damage to the Real Properties caused by any of the tests or studies made by Purchaser. Purchaser has furnished Seller a certificate of general liability and property damage insurance maintained by Purchaser, and acceptable to Seller. In conducting any interview, inspection, Survey or Study, Purchaser and its agents agree to cooperate with the Existing Manager in all reasonable respects to eliminate any avoidable interference with guests or duties of employees at the Inns. Purchaser's obligations under this Section 2.2(c) will survive the termination or earlier expiration of this Agreement and/or settlement hereunder and will not be merged into the Deed.

          (d) During the Study Period, Purchaser shall cause an examination of title to the Properties to be made, and, before the expiration of the Study Period, shall notify Seller of any defects in title shown by such examination that Purchaser is unwilling to accept. Within ten days after such notification, Seller shall notify Purchaser whether Seller is willing to cure such defects. If Seller is willing to cure such defects, Seller shall so notify Purchaser in writing specifying with particularity which defects Seller will cure and thereafter Seller shall act promptly and diligently to cure at its expense the defects Seller agrees to cure in such notice. If such defects consist of Seller's Security Documents, mechanics' liens, tax liens or other liens or charges for work, materials or obligations incurred by Seller in a fixed sum or capable of computation as a fixed sum, Seller shall pay and discharge (and the Title Company is authorized to pay and discharge at Closing) such defects at Closing. Except as provided in the immediately preceding sentence, if Seller is unwilling or unable to cure any such defects by Closing as disclosed to Purchaser in Seller's notice aforesaid, Purchaser shall within five (5) days after receipt of Seller's notice elect in writing to Seller to (1) to waive such defects and proceed to Closing without any abatement in the Purchase Price or (2) to terminate this Agreement and receive a full refund of the Deposit. Purchaser's failure to notify Seller of its election of (1) or (2) above shall be deemed to be Purchaser's election of
(1). Seller shall not, after the date of this Agreement, subject the Properties to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters which can not be removed prior to Closing or seek any zoning changes or take any other action which may affect or modify the status of title without Purchaser's prior written consent. All title matters revealed by Purchaser's title examination and not objected to or waived by Purchaser as provided above shall be deemed "Permitted Title Exceptions". If Purchaser shall fail to examine title and notify Seller of any such title objections by the end of the Study Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

          (e) Except for the representations and warranties specifically set forth in Article 3 hereof, Purchaser is relying solely upon Purchaser's own inspection, investigation, and analysis in purchasing the Properties and, except as otherwise specifically set forth in Article 3 hereof, Purchaser is not relying in any way upon any representation, statements, agreements, studies, plans, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives whether oral or written, express or implied, of any nature whatsoever.

     2.5. CONSENTS.
          --------

          (a) Marriott International Consents. During the Study Period, Purchaser and Seller shall negotiate with Marriott International to obtain the consent of Marriott International to (i) the transfer of the Inns to the Purchaser, (ii) the leasing of the Inns by Purchaser to Hudson Hotels Corporation or its wholly owned subsidiary and (iii) the assignment of the Existing Franchise Agreements from the respective Seller to Purchaser on the Closing Date (or to entering into new franchise agreements with Purchaser on terms substantially similar to the Existing Franchise Agreements) and to the release of such Seller from any further liability under the applicable Existing Franchise Agreement and to the management of the Properties by Hudson Hotels Corporation or its wholly owned subsidiary (all the foregoing being referred to as the "Marriott Consents"). Purchaser and Seller agree to use commercially
        -----------------
reasonable efforts to obtain the Marriott Consents prior to the end of the Study Period, and if not so obtained, by Closing. Purchaser shall pay, on or before Closing, any fees payable to Marriott International in connection with the transfer of the Properties to Purchaser.

          (b) Ground Lessors.  During the Study Period, Seller shall commence to
              --------------
obtain, at its sole expense, the consent of the lessors under the Ground Leases to (i) the assignment of the Seller's interest under the Ground Leases to Purchaser (ii) to the leasing of the Inns to Hudson Hotels Corporation, subject to the Ground Leases and, (iii) to the release of the Seller from any liability under the Ground Leases (together the "Ground Lessor Consents and Releases"). Seller shall notify Purchaser in writing when and if such consent is obtained. Purchaser will cooperate with Seller in obtaining such consents and releases by delivering to such ground lessors such information as may be reasonably requested by the ground lessors, including without limitation, current financial information, and cooperate by executing and delivering such assignment and assumption agreements as may be deemed reasonably required by such ground lessors as a condition of granting such consent and release, but will have no obligation to expend any funds in order to obtain any such consents without agreement by the Seller to reimburse Purchaser for such expenditures.

     2.6. PAYMENT OF PURCHASE PRICE.
          -------------------------

     Purchaser shall pay the Purchase Price, as adjusted pursuant to the terms of this Agreement, to Seller at Closing as provided in Section 6.3 hereof.
                                                       -----------

     2.7.   ALLOCATION OF PURCHASE PRICE.
            ----------------------------

     The Purchase Price shall be allocated to each (i) Site, (ii) Improvements and (iii) Tangible Personal Property for each Inn in accordance with the proportions set forth on Exhibit F attached hereto. Seller and Purchaser agree
                         ---------
to file all federal income tax returns and reports necessary in connection with the Closing, including, without limitation, any filings contemplated by Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), consistent with the allocations reflected on Exhibit F.
---------


     3.   SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
     -------------------------------------------------------

     A. To induce Purchaser to enter into this Agreement and to purchase the Properties, Seller hereby makes the representations set forth below upon each of which Seller acknowledges and agrees that Purchaser is entitled to rely and has relied. Notwithstanding the foregoing the warranties and representations set forth below are expressly conditioned by the matters and issues disclosed by Seller on the schedule attached and incorporated as Exhibit G, and with respect
                                                    ---------
to warranties and representations with regard to the Existing Manager, are based upon the certificate of the Existing Manager to Seller dated _____________ a copy of which is attached here to as Exhibit H.
                                     ---------

     3.1.   ORGANIZATION AND POWER.
            ----------------------

     Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite powers and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder.

     3.2.   AUTHORIZATION AND EXECUTION.
            ---------------------------

     This Agreement has been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreement of Seller and is enforceable in accordance with its terms. There is no other person or entity who has an ownership interest in the Properties or whose consent is required in connection with Seller's performance of its obligations hereunder, other than the lessors under the Ground Leases as specified in Section 2.5(b) hereof.

     3.3.   NONCONTRAVENTION.
            ----------------

     The execution and delivery of, and the performance by Seller of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller. There are no outstanding agreements (written or oral) pursuant to which Seller (or any predecessor to or representative of Seller) has agreed to sell or has granted an option or right of first refusal to purchase the Properties or any part thereof.

     3.4.   NO SPECIAL TAXES.
            ----------------

     Neither Seller nor the Existing Manager have received any written notice of any special taxes or assessments relating to the Properties nor of any part thereof nor of any planned public improvements that may result in a special tax or assessment against the Properties.

     3.5.   COMPLIANCE WITH EXISTING LAWS.
            -----------------------------

     Seller has not received any written notice that any of the Authorizations have been breached or violated. Seller has not received notice in writing from applicable governmental authorities within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation with respect to the ownership, operation, use, maintenance or condition of the Properties or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

     3.6.   OPERATING AGREEMENTS.
            --------------------

     Seller has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default by Seller under any of the Operating Agreements. To the best of Seller's knowledge, all Operating Agreements in effect on the date hereof are listed in
Exhibit I attached hereto. If, notwithstanding the foregoing, an Operating
---------
Agreement other than as disclosed on Exhibit I is determined to exist, Seller
                                     ---------
will, if so requested by Purchaser, terminate such an Operating Agreement on or before the Closing Date.

     3.7.   CONDEMNATION PROCEEDINGS; ROADWAYS.
            ----------------------------------

     Neither Seller nor the Existing Manager have has received notice in writing from applicable governmental authorities of any condemnation or eminent domain proceeding pending or threatened against the Properties or any part thereof. Neither Seller nor the Existing Manager have received notice in writing from applicable governmental authorities of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Properties.

     3.8.   LITIGATION.
            ----------

     There is no action, suit or proceeding pending against Seller or to the best of Seller's knowledge, known to be threatened against Seller in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Seller, (c) could materially and adversely affect the ability of Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on any of the Properties, any part thereof or any interest therein, which lien will not be released prior to closing hereunder (e) the subject matter of which concerns any past or present employee of Seller or its managing agent or (f) could otherwise adversely affect any of the Properties, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.9.   LABOR MATTERS.
            -------------

     (a) Seller has no employees and the Existing Manager operates the Inns under a Management Agreement dated August 3, 1994.

     (b)   To the best of Seller's knowledge, based upon Exhibit H hereto: (i)
                                                         ---------
all of the employment contracts with the Existing Manager for Existing Manager's general managers and employees engaged in the operation of the Inns are oral, at will employment contracts; (ii) there are no collective bargaining agreements with respect to such employees and\or general managers and (iii) there exists with respect to such employees and general managers, no contractual plan or agreement which binds or purports to bind a successor employer.

     3.10. FINANCIAL INFORMATION AND STUDY PERIOD DOCUMENTS.
           ------------------------------------------------

     (a) To Seller's knowledge, based upon financial information provided to it by its Existing Manager, Sage Hospitality Resources, L.P., and by its CPA, Arthur Andersen, L.L.P., all of Seller's financial information relating to the Properties, that is identified on Exhibit J ("Financial Information") is correct
                                  ---------
and complete in all material respects and presents accurately the results of the operations of the Properties for the periods indicated. Since the date of the last financial statement included in Seller's Financial Information, in the reasonable opinion of Seller there has been no material adverse change in the financial condition or in the operations of the Properties. Except as specifically provided in this Section 3.10, all financial information disclosed
                              ------------
by Seller or its agents to Purchaser or its agents under any provision in this Agreement is provided without warranty or representation, express or implied of any kind whatsoever.

     (b) To the best of Seller's knowledge, Seller delivered to Purchaser true and complete copies of the documents listed on the attached and incorporated Exhibit E.
---------

     3.11. PERSONAL PROPERTIES.
           -------------------

     All of the Tangible Personal Property, Intangible Personal Property and Inventory being conveyed by Seller to Purchaser or to Purchaser's managing agent, lessee or designee, are free and clear of all liens, leases and other encumbrances or will be so on the date of Closing and Seller has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

     3.12. BANKRUPTCY.
           ----------

     No Act of Bankruptcy has occurred with respect to Seller or any general partner of Seller.

     3.13. BROKERS.
           -------

     Seller has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein other than Broker.

     3.14. HAZARDOUS SUBSTANCES.
           --------------------

     Neither Seller nor the Existing Manager have received notice in writing from applicable governmental authorities: (a) of the presence of any "Hazardous Substances" (as defined below) on the Properties, or any portion thereof, or,
(b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Properties, or any portion thereof, or (c) of the presence of any PCB transformers serving, or stored on, the Properties, or any portion thereof. Neither Seller nor the Existing Manager have receive notice in writing from applicable governmental authorities giving notice of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances (as used herein, "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Properties, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any environmental authority, or (3) a basis for liability of the owner of the Properties to any environmental authority or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos).

     3.15. PIP'S AND LICENSE AGREEMENTS.
           ----------------------------

     (a) Except as disclosed in the Preliminary Scope of Work transmitted to Seller under cover dated February 18, 1998 from Joseph A. Carillo of Marriott International, Inc., (a copy of which has been provided to the Buyer) (the "Scope of Work"), Seller has not received notice in writing from Marriott International that there are any "Product Improvement Plans" outstanding with respect to any of the Inns.

     (b) To the best of Seller's knowledge, neither Seller nor the Existing Manager have received notice in writing from Marriott International stating that Seller is in default of the Existing Franchise Agreements.

     B. Seller agrees to the following covenants which shall be complied with by Seller during the term of this Agreement:

     3.16. OPERATING AGREEMENTS.
           --------------------

     Seller shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Properties, nor shall Seller enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind Purchaser or the Properties after the date of Closing or (b) Seller has obtained Purchaser's prior written consent to such agreement or modification. On or before May 22, 1998, Seller will specify to Purchaser in writing the Operating Agreements Seller will, if so requested by Purchaser, terminate on or before the Closing Date. Within ten (10) days after the receipt of such notice from Seller, Purchaser will send written notice to Seller specifying which of such Operating Agreements Purchaser wishes to have terminated and on or before the Closing Date, Seller will terminate, at Seller's cost and expense, the Operating Agreements specified in Purchaser's notice.

     3.17. WARRANTIES AND GUARANTIES.
           -------------------------

     Seller shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Tangible Personal Property or any part thereof, except with the prior written consent of Purchaser. A complete list of all such warranties and guaranties in effect as of this date is attached hereto as Exhibit K.
---------

     3.18. OPERATION OF PROPERTIES.
           -----------------------

     Seller covenants, that between the date hereof and the date of Closing, it will cause the Existing Manager to: (a) operate the Properties only in the usual, regular and ordinary manner consistent with Seller's prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, partners and employees and preserve its relationships with suppliers and others having business dealings with it. Seller shall cause the Existing Manager to continue to use its best efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Properties in generally the same manner as the Existing Manager did prior to the execution of this Agreement. All advance room bookings and reservations and all meetings and function bookings shall continue to be booked at rates, prices and charges heretofore customarily charged by Existing Manager for such purposes, and in accordance with the Existing Manager's published rate schedules. Except as otherwise permitted hereby, from the date hereof until Closing, Seller shall not knowingly cause or suffer the Existing Manager to take any action or fail to take action the result of which (i) would have a material adverse effect on the Properties or Purchaser's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, (ii) reduce or cause to be reduced any room rents or any other charges over which the Existing Manager has operational control, or (iii) would cause any of the representations and warranties contained in this Article 3 to be materially untrue as of Closing. Seller shall
                  ---------
deliver to Purchaser monthly reports showing the income and expenses of the Inns, together with such periodic information with respect to room reservations and other bookings, as Seller customarily keeps internally for its own use.

     3.19  Tangible Personal Property; Inventory.
           -------------------------------------

     (a) The Properties contain not less than: (i) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and (ii) a sufficient amount of towels, washcloths and bed linens, together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Inns.

     (b) Seller will cause the Existing Manger to replace as needed, lost, stolen or depleted Tangible Personal Property so that, in the aggregate, the value of the Inventory between the date hereof and the Date of Closing is not reduced by more than $150,000, as reasonably estimated by the Existing Manager.

     3.20  Independent Audit.
           -----------------

     At no cost to Seller, Seller shall provide access by Purchaser's representatives to Seller's accountants and to all financial and other information relating to the Properties in its possession, in each case as would be reasonably required to evaluate and/or prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to prepare a registration statement, report or disclosure statement for filing with the SEC. Seller shall, if requested, authorize and direct Seller's accountants, at Purchaser's sole expense, to deliver to Purchaser a consent to the filing of such accountant's audit report on the financial statements for the Properties in registration statements and other reports filed by Purchaser or the REIT or either of their affiliates with the Securities and Exchange Commission. If requested by the Purchaser from time to time prior to or after the Closing, Seller agrees to request that its independent public accountants, at no cost to Seller, execute and deliver to the Underwriters of the Purchaser's, the REIT's or either of their affiliates' public or private financing transaction, a "comfort" letter, in customary form and substance, with respect to financial statements (and information derived therefrom) of Seller or its Properties included in offering documents or prospectuses with respect to such financings.

     3.21  Bulk Sale Compliance.
           --------------------

     Seller shall comply with and shall indemnify Purchaser against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

     3.22  Employees of Existing Manager.
           -----------------------------

     Seller will provide Purchaser, during the Study Period, with a schedule prepared by the Existing Manager of the Existing Manager's employees and general managers engaged in the operation of the Inns, showing salaries and duties and length of service of each such manager or employee. Seller will assist Purchaser in scheduling, with the Existing Manager, interviews of the general managers of the Inns during the period following the Study Period but prior to the Closing Date.

     C. For purposes of this Article 3, the term "Seller's Knowledge" shall mean the actual knowledge of Mark Schoenfeld after reasonable inquiry of the Existing Manager. The representations and warranties set forth in this Article 3 shall survive the Closing for a period of twelve (12) months except for any representations or warranties as to which Purchaser shall have filed a bill of complaint alleging a breach thereof by Seller prior to the expiration of said twelve (12) month period.

     4.   PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
          -----------------------------------------------------

     To induce Seller to enter into this Agreement and to sell the Properties, Purchaser hereby makes the following representations, warranties and covenants:

     4.1. ORGANIZATION AND POWER.
          ----------------------

     Purchaser is a duly formed, validly existing limited partnership in good standing under the laws of Virginia. This Agreement has been duly authorized by all necessary action on the part of Purchaser and is enforceable against Purchaser in accordance with its terms subject to Purchaser's equitable rights. The execution and delivery of, and the performance by Purchaser of its obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Purchaser's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser.

     4.2. AUTHORIZATION AND EXECUTION.
          ---------------------------

     This Agreement has been duly authorized by all necessary action on the part of Purchaser.

     4.3. INVESTIGATION OF THE PROPERTIES.
          -------------------------------

     Purchaser is, or as of the expiration of the Study Period will be, familiar with the Properties and has made, or will have made, such independent investigations as Purchaser deems necessary, advisable or material concerning all aspects of the Properties, including, but not limited to, the condition, use, sale, development or suitability of the Properties for Purchaser's intended purposes.

     4.4   "AS IS" Purchase.

     Purchaser acknowledges that Purchaser is a sophisticated purchaser who is familiar with assets and businesses like the Properties. Purchaser is acquiring the Properties "AS IS", "WHERE IS" and "WITH ALL FAULTS", in its present state and condition, without representation or warranty by Seller or any of its representatives or agents as to any matters whatsoever except as otherwise specifically set forth in this Agreement. Except as otherwise specifically set forth in this Agreement, no patent or latent condition affecting the Properties in any way, whether or not known or discoverable or hereafter discovered, shall affect Purchaser's obligations hereunder, nor shall any such condition give rise to any right of damages, rescission or otherwise against Seller.

     4.5   Purchaser's Disclaimer.
           ----------------------

     Except as expressly set forth in this Agreement, Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to
(a) the value, nature, quality or condition of the Properties, including, without limitation, the water, soil and geology, (b) the income to be derived from the Properties, (c) the suitability of the Properties for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Properties or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Properties, (f) the manner or quality of the construction or materials, if any, incorporated into the Properties, (g) the manner, quality, state of repair or lack thereof, (h) pollution or land use laws, rules, regulations, orders or requirements, including the existence in or on the Properties of hazardous materials or Hazardous Substances, or (i) any other matter with respect to the Properties. Additionally, no person acting on behalf of Seller is authorized to make, and by execution hereof Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guaranty or promise regarding the Properties or the transaction contemplated herein, and no such representation, warranty, agreement, guaranty, statement or promise, if any, made by any person acting on behalf of Seller shall be valid or binding upon Seller unless expressly set forth in this Agreement.

     The representations set forth in this Article 4 shall survive the Closing
                                           ---------
for a period of twelve (12) months except for any representations, warranties or covenants as to which Seller shall have filed a bill of complaint alleging a breach thereof by Purchaser prior to the expiration of said twelve (12) month period.


                                5.   CONDITIONS
                                ---------------

     The parties' obligations hereunder are subject to the satisfaction of the following conditions precedent:

     5.1.   SELLER'S DELIVERIES.
            -------------------

     Seller shall have delivered to Escrow Agent or Purchaser, as the case may be, on or before the date of Closing, all of the documents and other information required of Seller pursuant to Section 6.2 and Section 6.4.

     5.2.   REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF SELLER;
            -----------------------------------------------------------------
CERTIFICATE.
-----------

     All of Seller's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date in all material respects as if then made, there shall have occurred no material adverse change in the financial condition of the Properties since the date hereof, Seller shall have performed all of its covenants and other obligations under this Agreement, and Seller shall have executed and delivered to Purchaser at Closing a certificate to the foregoing effect.

     5.3.   REPRESENTATIONS, WARRANTIES AND COVENANTS; OBLIGATIONS OF PURCHASER.
            -------------------------------------------------------------------

     All of Purchaser's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date in all material respects as if then made. Purchaser shall have performed all of its covenants and other obligations under this Agreement.

     5.4.   TITLE INSURANCE.
            ---------------

     The Title Company shall be prepared to issue the Owner's Title Policies insuring good and marketable fee simple title to the Real Properties subject only to the Permitted Title Exceptions.

     5.5.   TITLE TO TANGIBLE PERSONAL PROPERTY.
            -----------------------------------

     Seller shall be prepared to convey to Purchaser the Tangible Personal Property free and clear of all liens or encumbrances.

     5.6.   CONDITION OF IMPROVEMENTS.
            -------------------------

     The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in substantially the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Except as provided in Section 3.19 hereof,
                                                          ------------
Seller shall not have removed or caused or permitted to be removed any material part or portion of the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to Purchaser.

     5.7.   UTILITIES.
            ---------

     Subject to the provisions of Section 6.6 hereof, all of the Utilities shall be installed in and operating at the Properties, and service shall be available for the removal of garbage and other waste from the Properties.

     5.8.   PRODUCT IMPROVEMENT PLANS .
            --------------------------

     Purchaser will pay any costs or expenses for work, materials, furniture, fixtures and equipment under any Product Improvement Plans ("PIPs") for the Inns required by Marriott International in connection with the sale contemplated hereby, including the Scope of Work; provided however that nothing contained herein will be deemed to obligate the Purchaser to reimburse Seller for costs and expenses incurred by Seller prior to Closing with respect to any such PIPs. This Section 5.8 shall survive the Closing and delivery of the Deed and shall not be merged therein.


     5.9.   SELLERS' DUTIES.
            ---------------

     From the date hereof to and including the Closing Date, Seller shall comply with and perform all of the duties and obligations of licensee under the Licenses, subject to the fact Seller will not be responsible for compliance with any "Product Improvement Plans" that may issue from Licensor, following the Agreement Date, nor will Seller be responsible for performance of matters specified in the Scope of Work.

     5.10.  BROKER'S COMMISSION.
            -------------------

     Purchaser and Seller hereby acknowledge and agree that Seller shall pay Broker the real estate commission due to Broker for the transaction contemplated in this Agreement at Closing. Seller covenants and warrants that Seller has not used any other broker in connection with the sale and purchase of the Properties, other than the Broker, and further shall indemnify and hold harmless Purchaser against the claim of any other broker or real estate agent claiming a commission for the sale of the Properties through Seller. The terms of this paragraph shall survive the execution and delivery of the Deed or the earlier termination of this Agreement.

     5.11. TERMINATION OF MANAGEMENT AGREEMENTS AND EXISTING MANAGER'S
           -----------------------------------------------------------
EMPLOYEES.
---------

     Seller shall have: (a) cancelled all management agreements with Existing Manager effective on or before the Closing Date, (b) paid any termination fees required thereunder and (c) received confirmation in writing (a copy of which will be given to Purchaser) that the Existing Manager's Employees engaged in operation of the Inns have been terminated on or before the Closing Date.


     5.12  Ground Lessor Consents and Releases
           -----------------------------------

     On or before the Closing date, Seller shall have obtained the Ground Lessor Consents and Releases.


     5.13  Marriott Consents
           -----------------

     On or before the Closing date, Seller shall have obtained the Marriott Consents.

                                  6.  CLOSING
                                  -----------

     6.1.  CLOSING.
           -------

     (a) Closing shall be held at 1:00 p.m. Washington, D.C. local time at the offices of Hunton & Williams, 1900 K Street, N.W., Suite 1200, Washington, D.C. 20006 or at another location mutually acceptable to the parties on or before ninety (90) days after the end of the Study Period. Possession of the Properties shall be delivered to Purchaser at Closing. Notwithstanding the foregoing, Purchaser shall have the right to extend the Closing Date for up to three (3) consecutive thirty (30) day periods by delivering to Seller notice in writing of such election (the "Extension Notice") at least five (5) Business Days prior to the then current Closing Date. Simultaneously with the delivery of each such Extension Notice to Seller, Purchaser shall deposit with the Escrow Agent an additional $1,000,000 in cash to be held and distributed by the Escrow Agent in the same manner as the balance of the Deposit.

     (b) Seller agrees to reasonably cooperate with Purchaser in timing the Closing to coincide with the funding of proceeds from the initial public offering of the REIT. In that regard,

Purchaser agrees that it will endeavor to have all of its deliveries hereunder placed in escrow, pursuant to mutually agreeable escrow instructions, at least four (4) business days prior to the scheduled Closing Date.


     6.2.  SELLER'S DELIVERIES.
           -------------------

     At Closing, Seller shall deliver to Purchaser all of the following instruments to the extent not previously delivered to Purchaser prior to Closing, and except for any Excluded Items, each of which shall have been duly executed and, where applicable, acknowledged on behalf of Seller and shall be dated as of the Closing Date.

           (a)  The certificate required by Section.

           (b)  The Deeds.

           (c)  The Bills of Sale.

           (d) Certificate(s)/Registration of Title for any vehicle owned by Seller and used in connection with the Properties.

           (e) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy with affirmative coverage over mechanics' and materialmen's liens for work or materials provided to the Seller.

           (f)  The FIRPTA Certificate.

           (g) True, correct and complete copies of all warranties in Seller's possession, if any, of manufacturers, suppliers and installers possessed by Seller and relating to the Improvements and the Tangible Personal Property, or any part thereof.

           (h) Appropriate resolutions of the partners of Seller, together with all other necessary approvals and consents of Seller, authorizing (A) the execution on behalf of Seller of this Agreement and the documents to be executed and delivered by Seller prior to, at or otherwise in connection with Closing, and (B) the performance by Seller of its obligations hereunder and under such documents.

           (i) If Purchaser is assuming Seller's obligations under any or all of the Operating Agreements, the originals of such agreements, duly assigned to Purchaser and with such assignment acknowledged and approved by the other parties to such Operating Agreements.

           (j) A written instrument executed by Seller, conveying and transferring to Purchaser all of Seller's right, title and interest in any telephone numbers and facsimile numbers relating to the Properties, and, if Seller maintains a post office box, conveying to Purchaser all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

           (k) All current real estate and personal property tax bills (or copies thereof) in Seller's possession or under its control.

           (l) An affidavit from the Existing Manager (which employs all personnel at each of the Properties) stating that all employees have been terminated prior to or as of the date of Closing, that all employees have been paid through midnight on the date prior to Closing and setting forth and describing, in detail, as to each employee, all accrued but unpaid vacation pay and other fringe benefits.

           (m) A complete set of all guest registration cards, guest transcripts, guest histories, and all other available guest information.

           (n) An updated schedule of the Existing Manager's employees and general managers engaged in the operation of the Inns, showing salaries and duties with a statement of the length of service of each such manager or employee, brought current to a date not more than 48 hours prior to the Closing.

           (o) A complete list of all advance room reservations, functions and the like, in reasonable detail so as to enable Purchaser to honor Seller's commitments in that regard.

           (p) A list of Seller's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due Seller.

           (q) Written notice executed by Seller notifying all interested parties, including all tenants under any leases of the Properties, that the Properties has been conveyed to Purchaser and directing that all payments, inquiries and the like relating to matters arising after Closing be forwarded to Purchaser at the address to be provided by Purchaser.

           (r) All books, records, operating reports, files and other materials in Seller's possession or control which are necessary in Purchaser's discretion to maintain continuity of operation of the Properties.

           (s) To the extent permitted under applicable law, documents of transfer necessary to transfer to Purchaser Seller's employment rating for workmens' compensation and state unemployment tax purposes.

           (t) Complete set of "as-built" drawings for the Improvements to the extent such drawings are in the Seller's or the Existing Manager's possession.

           (u) All keys for the Properties, which shall be deemed delivered at Closing if provided to Purchaser at the Properties.

           (v) Valid, final and unconditional certificate(s) of occupancy for the Inns, issued by the appropriate governmental authority, but only to the extent such certificates are in the possession of Seller or the Existing Manager.

           (w) Such agreements, affidavits or other documents as may reasonably be required by the Title Company, to obtain standard coverage at standard rates.

     6.3.  PURCHASER'S DELIVERIES.
           ----------------------

     At Closing:

           (a) Purchaser shall deposit or cause to deposit funds in the amount of the Purchase Price (less the amount of the cash portion of the Deposit and
                       ----
interest earned thereon) plus sufficient additional cash to pay: (i) Purchaser's
                         ----
share of all escrow costs and closing expenses as provided in Section 6.5 hereof
                                                              -----------
and (ii) the amounts payable by Purchaser in accordance with Sections 6.6
                                                             ------------
hereof; and

           (b) Any other document or instrument reasonably required by the Title Company.

     6.4.  MUTUAL DELIVERIES.
           -----------------

     At Closing, Purchaser and Seller shall mutually execute and deliver each to the other:

           (a) The Assignment and Assumption Agreements, excluding therefrom any Excluded Items and any Authorizations for any of the Properties which are nontransferable by applicable law.

           (b) A closing statement reflecting the Purchase Price and the adjustment and prorations required hereunder and the allocation of income and expenses required hereby.

           (c) Such transfer forms, if any, as may be required by Licensor, to the extent not theretofore executed.

           (d) Such other and further documents, papers and instruments as may be reasonably requested by either party hereto or Title Company.

     6.5.  CLOSING COSTS.
           -------------

           (a) Seller shall pay the following: Seller's attorney's fees and costs, the costs of preparation of: (i) the documents to be delivered by Seller hereunder and (ii) the releases of any deeds of trust, mortgages and other financing encumbering the Properties and any costs associated with any corrective instruments required to correct errors in the documents specified in
(i) and (ii) above. Purchaser and Seller shall split on a 50\50 basis the search fees and premium for basic owners policies of title insurance from the Title Company (Seller shall not be responsible for fees and premiums for endorsements, specialized coverages or lender's policies); document, transfer and recordation taxes and fees for recordation of the Deeds and Bill of Sale assessed by the States or Counties where the Properties are located in connection with the transfer of the Properties from Seller to Purchaser as well as any Sales or use taxes determined to be payable in connection with this transaction (excluding those imposed under any Bulk Sales laws, which shall be the sole responsibility of the Seller). All other fees and costs incurred in connection with the transfer of the Properties to Purchaser shall be paid for by the Purchaser, including, without limitation, fees and costs for the preparation of surveys and recordation and transfer taxes for any mortgages or deeds of trust.

           (b) At Closing, in addition to the Purchase Price, Purchaser will pay, Seller $2,000,000 to compensate Seller for the costs and expenses incurred by Seller in connection with the transaction contemplated by this Agreement.

     6.6.  INCOME AND EXPENSE ALLOCATIONS.
           ------------------------------

     All income and expenses with respect to the Properties, applicable to the period of time before and after Closing shall be prorated between Seller and Purchaser as of the Closing Date. Seller shall be entitled to all income and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Purchaser shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated at Closing:

          (a) Current and prepaid rents, including, without limitation, prepaid room receipts, function receipts and other reservation receipts.

          (b)   Real estate and personal property taxes.

          (c) Amounts under Operating Agreements including advertising contracts to be assigned to and assumed by Purchaser; provided however, Seller will pay all fees and costs incurred in connection with the termination of any Operating Agreement in accordance with Section 3.16 hereof.
                                       ------------

          (d) Utility charges (including but not limited to charges for water, sewer and electricity).

          (e) All prepaid reservations and contracts for rooms confirmed by Seller prior to Closing Date, for dates after the Closing Date.

          (f) The Room Ledger [(less one and eight-tenths percent (1.8%) credit card discounts),] if any, shall be divided equally between the parties.

          (g) Except to the extent such Accounts Receivable have been accounted for between the parties under Section 6.6(f) above, the Guest Ledger
                                        --------------
will be prorated as of the Closing Date with Seller receiving payment at closing for all Accounts Receivable from guests of the Inns staying at the Inns on the Closing Date but who checked into the Inns prior to the Closing Date.

          (h) Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the areas where each of the Properties are located.

     Purchaser shall use reasonable good faith efforts to collect any accounts receivable or revenues accrued prior to the Closing Date for Seller, and if Purchaser collects same, such amounts will be promptly remitted to Seller. In the event that Seller, rather than Purchaser, collects accounts receivable or revenues that have accrued prior to the Closing Date, Seller will promptly notify Purchaser of the account upon which payment was made and the amount received. In the event that Seller, rather than Purchaser, collects accounts receivable or revenues that have accrued after the Closing Date, such amounts
                                         -----
will be promptly forwarded to Purchaser. Seller agrees that it will not institute any proceedings to collect past due accounts receivable during a period of three (3) months following Closing. If accurate prorations cannot be made at Closing because current bills are not obtainable, the parties shall prorate such income or expenses at Closing on the best available information, subject to re-proration upon receipt of the final bill or other evidence of the applicable income or expense.

     Any income received or expense incurred by Seller or Purchaser with respect to the Properties after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due and shall continue to do so after Closing without limitation.

     The obligation to make the proration shall survive the Closing.

                         7.  RISK OF LOSS; CONDEMNATION
                         ------------------------------

     7.1.   RISK OF LOSS.
            ------------

     Risk of loss as a result of fire or other casualty to each Inn shall be on
Seller up until the Closing and shall be on Purchaser thereafter.   If, at any
time on or before the Closing Date, any Inn has suffered damage, destruction, or casualty (each, a "Casualty Loss") that is "material" (as defined below),
                   -------------
Purchaser, at its option, may delete such Inn (a "Damaged Inn") from this
                                                  -----------
Agreement, in which event the Purchase Price shall be reduced by the amount
allocated to such Damaged Inn as shown on Exhibit F.   For purposes of this
                                          ---------
Section 7.1, a Casualty Loss to an Inn shall be considered "material" if either
-----------
(a) the cost of repairing such Casualty Loss (either singularly or when added to the cost of repairing Casualty Losses with respect to such Damaged Inn) may reasonably be expected to exceed $250,000, or (b) such Casualty Loss is of a nature which precludes in any material respect the normal operation of such Inn and such Casualty Loss cannot reasonably be expected to be repaired within six
(6) months after the date of such Casualty Loss.   If, in the event of a
material Casualty Loss, Purchaser does not elect to terminate its obligation to purchase a Damaged Inn pursuant to this Section 7.1, Seller shall, at
                                        -----------
Purchaser's election, either (a) promptly and fully repair the damage so as to restore the Damaged Inn to a condition substantially equivalent to its condition immediately before the occurrence of such Casualty Loss or Casualty Losses or
(b) pay Purchaser the full amount of any casualty insurance proceeds collected by Seller with respect thereto plus the amount of any deductible, or deductibles related to such Casualty Loss or Losses. In the event of any Casualty Loss that does not result in the termination of Purchaser's obligation to acquire the Inn so damaged, Seller shall pay or assign to Purchaser: (a) the proceeds of all casualty insurance for casualties occurring prior to the Closing (to the extent the damage to which such proceeds are related has not previously been repaired), including an amount equal to any deductibles, and (b) the proceeds of all business interruption and similar insurance for the period after the Closing.

     7.2.   CONDEMNATION OF INNS.
            --------------------

     If, before the Closing Date, part or all of any Inn is condemned or threatened with condemnation to such an extent as would materially impair such Inn's economic viability as a "Fairfield Inn by Marriott" hotel, Purchaser, at its option, may delete such Inn from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Inn as shown on Exhibit
                                                                       -------
F.   Without limiting the generality of the foregoing, an actual or threatened
-
condemnation shall be deemed materially to impair an Inn's economic viability as a "Fairfield Inn by Marriott" hotel if it involves an actual or threatened condemnation of: (i) a number of guest rooms at such Inn such that the number of guest rooms remaining after such condemnation would be less than eighty percent (80%) of the number of guest rooms in existence on the date hereof, (ii) a portion of the lobby, meeting room, parking facilities, or other public areas of such Inn with the result that any remaining areas can no longer reasonably serve their intended purposes and the required portion of such area condemned or to be condemned cannot reasonably be replaced, or (iii) a principal means of ingress or egress to any Site which cannot reasonably be replaced. If Purchaser does not elect to terminate its obligation to purchase the condemned Inn pursuant to this Section 7.2, or if the condemnation or threatened
                     ------------
condemnation would not materially impair the affected Inn's economic viability as a "Fairfield Inn by Marriott" hotel, Seller shall assign to Purchaser at the applicable Closing, by written instrument, the proceeds of any condemnation award arising out of an actual or threatened condemnation or otherwise, and Seller will turn over to Purchaser any such proceeds upon Seller's receipt thereof. For the purposes of the foregoing, a "threat" of condemnation shall not be deemed to have arisen unless and until Seller shall have received an official notice disclosing a potential condemnation from an applicable public authority.


            8.   LIABILITY OF PURCHASER; INDEMNIFICATION BY SELLER; TERMINATION
            -------------------------------------------------------------------
RIGHTS
------

     8.1.   LIABILITY OF PURCHASER AND SELLER.
            ---------------------------------

     Except for any obligation expressly assumed or agreed to be assumed by Purchaser hereunder, Purchaser does not assume any obligation of Seller or any liability for claims arising out of any occurrence prior to Closing. Except for any obligation expressly assumed or agreed to be assumed by Seller hereunder, Seller does not assume any obligation of Purchaser for claims arising out of any occurrence after Closing.

     8.2.   INDEMNIFICATION BY SELLER AND PURCHASER.
            ---------------------------------------

     Seller hereby indemnifies and holds Purchaser, and its agents, employees and partners harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), that may at any time be incurred by Purchaser, whether before or after Closing, as a result of: (i) any material breach by Seller of any of its representations, warranties, covenants or obligations set forth herein or (ii) Seller's ownership or operation of the Properties prior to Closing.

     Purchaser hereby indemnifies and holds Seller and its agents, employees and partners harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Seller, whether before or after Closing, as a result of (i) any material breach by Purchaser of any of its representations, warranties, covenants or obligations set forth herein or (ii) Purchaser's ownership and operation of the Properties after Closing. The provisions of this Section shall survive the Closing for a period of one (1) year.

     8.3.  TERMINATION BY PURCHASER.
           ------------------------

     If any condition precedent to Closing set forth in Sections 5.1, 5.2, 5.5, 5.6, 5.11, 5.12 or 5.13 cannot or will not be satisfied prior to Closing, and Seller fails to cure any such matter within ten (10) business days after notice thereof from Purchaser (or within such other time period specified in this Agreement), Purchaser, at its option, may elect either (a) to terminate this Agreement, in which event the Deposit shall be forthwith returned to Purchaser and all other rights and obligations of Seller and Purchaser hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing. If a condition precedent to Closing set forth in Sections
5.3 and/or 5.8 of this Agreement cannot or will not be satisfied prior to Closing, Seller may, at its option, elect to waive its rights under Sections 5.3 and/or 5.8 and, instead, proceed to Closing. Notwithstanding any termination hereof, the parties shall nevertheless remain liable under provisions of this Agreement which expressly survive termination of this Agreement. If Purchaser terminates this Agreement as a consequence of a misrepresentation or breach of a warranty or covenant by Seller, or a failure by Seller to perform its obligations hereunder, Purchaser shall retain right to specific performance of this Agreement; furthermore, if Seller willfully fails to proceed to Closing, Purchaser may seek reimbursement of the costs and expenses actually paid by Purchaser to unrelated third parties in connection with the negotiation of this Agreement and the conduct of its tests, studies and investigations during the Study Period, however, in no event will Purchaser be entitled to seek any other damages, including without limitation, incidental or consequential damages, in connection with this Agreement or the transaction contemplated hereby.

     8.4.  TERMINATION BY SELLER.
           ---------------------

     If any condition precedent to Closing set forth in Sections 5.3, 5.12 or
5.13 hereof cannot or will not be satisfied prior to Closing, Seller at its option, may elect either (a) to terminate this Agreement, in which event the Deposit shall be forthwith returned to Purchaser and all other rights and obligations of Seller and Purchaser hereunder shall terminate immediately, or
(b) to waive its right to terminate and, instead, to proceed to Closing.   If,
prior to Closing, Purchaser defaults in the performance of any of its obligations under this Agreement (including its obligation to purchase the Properties), and Purchaser fails to cure any such default within ten (10) days after notice thereof from Seller, then Seller's sole remedy for such default shall be to terminate this Agreement and retain the Deposit. Seller and Purchaser agree that, in the event of such a default, the damages that Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, Seller and Purchaser agree that Seller shall retain the Deposit as full and complete liquidated damages and as Seller's sole remedy.

                         9.  MISCELLANEOUS PROVISIONS
                         ----------------------------

     9.1.  COMPLETENESS; MODIFICATION.
           --------------------------

     This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations. This Agreement may be modified only by a written instrument duly executed by the parties hereto. Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter. Each party hereto and its counsel have reviewed this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement.

     9.2.  ASSIGNMENTS.
           -----------

     Purchaser may freely assign its rights hereunder to any affiliate of Purchaser or the REIT, without the consent of Seller but in such event Purchaser shall remain liable under the terms of this Agreement. Except as otherwise set forth in this section, neither Seller nor Purchaser shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other party.

     9.3.  SUCCESSORS AND ASSIGNS.
           ----------------------

     This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.4.  DAYS.
           ----

     If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such Saturday, Sunday or legal holiday.

     9.5.  SAFES AND BAGGAGE.
           -----------------

           (a) On the Closing Date, Seller shall cause the delivery to Purchaser of all of Seller's keys to all safe deposit boxes (the "Safes") at the Properties. On or prior to the Closing Date, Seller shall give written notices to those persons who have deposited items in such Safes, advising them of the sale of the Properties to Purchaser and requesting the removal or verification of their contents in the Safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Seller's and Purchaser's respective representatives. All contents which are to remain in the Safes shall be recorded. Safes containing items belonging to guests who have not responded to such written notice by so removing or verifying their Safe contents by the end of the day and which cannot be opened without the key in the possession of such guest shall be sealed until such time as the guest appears, at which time the Safe shall be opened and the contents recorded in the presence of the respective representatives. Until that time, Purchaser shall indemnify, defend and hold Seller harmless from and against any liability for loss or theft of such contents and Seller shall assign to Purchaser its rights to any insurance proceeds covering such Safes. Any such contents so verified or recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefor.

          (b) On the Closing Date representatives of Purchaser and Seller shall take an inventory of all baggage, valises, trunks and packages checked or left in the care of Seller at the Properties. From and after the Closing Date, Purchaser shall be responsible for all baggage listed in said inventory and Purchaser hereby indemnifies and agrees to hold Seller harmless from and against any liability therefor.

          (c)  The provisions of this Section 9.5 shall survive the Closing Date
                                      -----------
for a period of six (6) months.

     9.6. GOVERNING LAW.
          -------------

     This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the District of Columbia.

     9.7. COUNTERPARTS.
          ------------

     This Agreement may be executed in multiple counterparts and counterparts hereof shall collectively constitute a single agreement. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart.

     9.8.   SEVERABILITY.
            ------------

     If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.9.   NOTICES.
            -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to Seller:                         With a copy to:

     c/o The Carlyle Group                 KATTEN MUCHIN & ZAVIS
     1001 Pennsylvania Avenue, NW          1025 Thomas Jefferson Street, N.W.
     Suite 220 South                       East Lobby, Suite 700
     Washington, DC 20004                  Washington, DC. 20007-5201
     Mark J. Schoenfeld and                Att.: David Schwinger, Esq.
     Gary Block, Esq.                      Telephone: (202) 625-3600
     Telephone: (202) 347-2626             Fax: (202) 298-7570
     Fax: (202) 639-9389


     If to Purchaser:                      With a copy to:
     c/o Hudson Hotels Corporation         Boylan, Brown, Code, Fowler,
     One Airport Way, Suite 200            Vigdor & Wilson, LLP
     Rochester, New York  14624-3160       2400 Chase Square
     Att.:  E. Anthony Wilson, President   Rochester, New York  14610
     Telephone:  (716) 436-1700            Att.:  Alan S. Lockwood, Esq.
     Fax:  (716) 436-1865                  Telephone:  (716) 232-5300
                                           Fax:  (716) 232-3528


                                           And a copy to:
                                           Hunton & Williams
                                           1900 K Street, N.W.
                                           Washington, D.C.  20006
                                           Att.:  John M. Ratino, Esq.
                                           Telephone:  (202) 778-2221
                                           Fax:  (202) 778-2201

     Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

     9.10.   INCORPORATION BY REFERENCE.
             --------------------------

     All of the Exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11. SURVIVAL.
           --------

     The representations, warranties, covenants and agreements of Seller and Purchaser made in, or pursuant to, this Agreement shall survive the Closing for a period of twelve (12) months, except for any representations warranties, covenants and covenants as to which one party will have given the other written notice of a breach thereof prior to the expiration of said twelve (12) month period.

     9.12. FURTHER ASSURANCES.
           ------------------

     Seller and Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13. TIME OF ESSENCE.
           ---------------

     Time is of the essence with respect to every provision hereof.

     9.14  Third Parties.
           -------------

     None of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any person or entity other than Seller or Purchaser.

WITNESS THE FOLLOWING SIGNATURES AND SEALS:


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ATTEST:                            MFI PARTNERS, L.P.
                                       a Delaware limited partnership


/s/ [SIGNATURE APPEARS HERE]
-----------------------------
                                       By: TGC/MFI L.P., a Delaware
Title:                                     limited partnership, its
      -----------------------              general partner

                                           By:  TCG/MFI GENPAR CORP.,
                                                a Delaware corporation, its
                                                general partner

                                                By: /s/ [SIGNATURE APPEARS HERE]
                                                    ---------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------



ATTEST:                            HUDSON HOTELS LIMITED
                                       PARTNERSHIP, L.P., a Virginia
                                       limited partnership

/s/ John M. Sabin
-----------------------------
                                       By: HUDSON HOTEL TRUST, a
Title: President                           Maryland real estate investment
      -----------------------              trust, its general partner

                                           By: /s/ E. Anthony Wilson
                                               ---------------------------
                                           Name:  E. Anthony Wilson
                                                 -------------------------
                                           Title: Chief Executive Officer
                                                 -------------------------

                  AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
                  -------------------------------------------

     THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of May 27, 1998 (the "Agreement Date") between MFI PARTNERS, L.P, a Delaware limited partnership ("Seller"), and HUDSON HOTELS LIMITED PARTNERSHIP, L.P., a Virginia limited partnership ("Purchaser"), provides:

                                   RECITALS:

R-1. By that certain Agreement of Purchase and Sale dated as of May 19, 1998,
     Seller agreed to sell and Purchaser agreed to purchase certain Fairfield Inns by Marriott , all as more particularly set forth therein (the "Contract").

R-2. In the course of conducting tests, studies and investigations during the Study Period (as defined in the Contract) Purchaser has identified certain matters of concern and Seller and Purchaser have agreed to address such matters as set forth below.

R-3. Purchaser and Seller wish to amend the Contract in accordance herewith.

     NOW THEREFORE WITNESSETH: that for and in consideration of Ten Dollars ($10.00), cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows, notwithstanding any provision to the contrary contained in the Contract:

     1. The foregoing recitals are restated in their entirety. Capitalized terms not otherwise defined herein shall have the meaning given in the Contract.

     2. The definition of Study Period set forth in the Contract is hereby deleted and replaced with the following:

     "Study Period" shall mean the period commencing at 9:00 a.m. on April 21,
      ------------
     1998 and terminating at 5:00 p.m. on May 27, 1998.

     3. Purchaser hereby notifies Seller that, subject to the terms and conditions hereof, Purchaser is satisfied with the tests, studies and investigations undertaken in connection with the Properties and has elected to proceed to Closing.

     4. Purchaser hereby confirms to Seller that Purchaser has deposited the Second Deposit with the Escrow Agent.

     5. Seller will satisfy the Title Company with respect to the issues raised in paragraph I of the attached and incorporated Schedule 1; provided
                                                       ----------
that with respect to paragraph I (3) of Schedule 1, Seller will not be required
                                        ----------
to deliver utility letters.

     6. Seller will satisfy the Title Company with respect to the lien issues raised under paragraph II of the attached and incorporated Schedule 1 in
                                                           ----------
accordance with the Section 2.4 (D) of the Contract which provides in part:

     If such defects consist of Seller's Security Documents, mechanics' liens, tax liens or other liens or charges for work, materials or obligations incurred by Seller in a fixed sum or capable of computation as a fixed sum, Seller shall pay and discharge (and the Title Company is authorized to pay and discharge at Closing) such defects at Closing.

     7. Seller has notified Purchaser that Seller does not elect to terminate any of the Operating Agreements. Accordingly, the second sentence of Section
3.16 of the Contract is hereby deleted and replaced with the following:

     On or before May 27, 1998, Seller will specify to Purchaser in writing the Operating Agreements Seller will, if so requested by Purchaser, terminate on or before the Closing Date.

     8. The first sentence of Section 3.22 is hereby deleted and replaced with the following:

     Seller will provide Purchaser, by the date that is five (5) days after the Study Period, with a schedule prepared by the Existing Manager of the Existing Manager's employees and general managers engaged in the operation of the Inns, showing salaries and duties and length of service of each such manager or employee.

     9.  Exhibit B to the Contract is hereby deleted and replaced with the
         ---------
attached and incorporated Exhibit B.
                          ---------

     10. Exhibit C to the Contract is hereby deleted and replaced with the
         ---------
attached and incorporated Exhibit C.
                          ---------

     11. Section 3.17 of the Contract is hereby modified by adding the following at the end of such Section:

     Seller will convey at Closing all of its right, title and interest in and to any and all warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Tangible Personal Property or any part thereof.

     12. All other terms and conditions of the Contract, except as specifically modified herein will remain unchanged and in full force and effect. The parties hereto fully ratify and reaffirm the Contract as amended hereby.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

WITNESS THE FOLLOWING SIGNATURES AND SEALS:



ATTEST:                              MFI PARTNERS, L.P.
                                            a Delaware limited partnership
 /s/ [SIGNATURE APPEARS HERE]
------------------------------
Title:                                    By:  TGC/MFI L.P., a Delaware
       -----------------------                 limited partnership, its general
                                               partner

                                               By:  TCG/MFI GENPAR CORP.,
                                                    a Delaware corporation, its
                                                    general partner

                                                By: /s/ [SIGNATURE APPEARS HERE]
                                                    ---------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                      -------------------------


ATTEST:                              HUDSON HOTELS LIMITED
                                          PARTNERSHIP, L.P., a Virginia
                                          limited partnership
/s/ John M. Sabin
-----------------------------
Title:   President                        By:  HUDSON HOTEL TRUST, a
       ----------------------                  Maryland real estate investment
                                               trust, its general partner

                                                By: /s/  E. Anthony Wilson
                                                    ---------------------------
                                                Name: E. Anthony Wilson
                                                      -------------------------
                                                Title: Chief Executive Officer
                                                      -------------------------